Exhibit 99.1

CONSENT OF SHAREHOLDERS IN LIEU OF MEETING (BIO ESSENCE, CORP.) Th e undersignecl shai eholdel s, holding 63 . 92 % of the issued and outstanding shares of’ common stock in Bio Essence, Coi p . , a California corporation (the Colitis/iJ›”) entitled to vote on the present matter, hereby consents in lieu of a meeting pursuant to A i ticle 1 V Section 6 of the Company's Bylaws anal Cal ifol nia Coi'porations Code t 603 (a) as follows : WHEREAS, the Company's Board of“ Dir ectors has historically inclu‹Jed live (5) total directors, elected by a iiiajoi ity of shareholders alter nomination by the Board of Dir ectors ; WHEREAS . the Company’s clii i ent Boar - d of Dir ectors incl udes tlii ee (3) inclivid uals, and the Board of Directors has vetted and sought to appoint a forii‘th and hftli member, as discussed below ; WHEREAS, Article II, Section 4 of the Cornpan)•’s Bylaws contain a line it on the number of director s that may be apJsointed, which a iiiajority of the shareholJei s over iode dcii trip prior election cycles. WHEREA S. the tindersi s ned sliareholdei s, who collectively own a majority of the issued and outstanding corrlrnon stock in the Coliapany, agi‘ee to foi'iiially reiiiove the Iimitation iiiiJaosed by Alticle 11, Section 4 ; W HEREA S . the Boar d of Directors have none inated Xiying ( 4 “hea) Zhang to I e aJapointed as a Dir ector of the Company, and havin 3 reviewed Ms . Zhang’s qtialiilcations . the undersi s ned shai eliolders apJarove of, and elect, Els . Zhang to the Board of Dir ectors of the Coin pany ; WHEREAS, the Board of Directors have nom treated Geoff Fellows to be aJapointed as a Dii‘ector of the Cont |aany, and having ieviewed Mr . Fellows’s qualifications, the unclersigned shareholders approve of, and elect . Mr . Fellows to the Board of Dii ectoi‘s of the Company ; NOW TH EREFORE, the undersigned shareholders consent as follows : RESOLVED that, Article 11 . Section 4 of the Company’s Bylaws are hereby amended to include the language below, which supersedes the original section in its entirety : Section 4. N UM BER AND Q UAL I F ICATION OF DI RECTORS. The atithoi - ized number of Dil'ectors shall be no less than One (1) anal no greater than Tell (10), unless consenterl to lay a majority of the Slaarelioldei s tlr‘origh an annual ineetilig, sJaecial meeting, or consent - in - 1 ten of meeting .

RESOLVED, that Xiying (Thea) Zhang is appointed as a Director of the Company effective October 19, 2026. RESOLVED, that Geoff Fellows is a n inted as a Director of the CoinJaany effective October 19. 2026. RESOLVED, that all prior acts of the CornJaany's Officers and Boai d of Directol's are cleemed to have been in the best interest of’ the Company. Dated: October 19. 2026 By: Yin You Its: Shai elJolcter ( I 3,39d,000 Shai es) Dy: JiaiJ Yang Its: S hareholdei' (21,000,000 Shares)